  EXHIBIT 10.9

English Translation

Office Rental Agreement

Lessor (hereinafter referred to as Party A): Guo Li

Tenant (hereinafter referred to as Party B): Kaifeng Jufeel Biotechnology Co., Ltd

For the following property, Party A and Party B have reached the following agreements:

Article 1. Basic situation of the property

Party A will lease the entire 19th floor (located at No. 3 Building Yabao East international plaza, Jinshui East Road No.85, Zhengzhou City.) to Party B. The registered size of the property is 1275.31 m2.

Article 2. Usage of property

The property is leased for office. Party B cannot change the usage of property without reaching other agreements by both parties.

Article 3. Lease term

The lease term will be from September 1, 2018 to August 31, 2019.

Article 4. Rental

The rental of the property is RMB 1.87/m2 /day, thus the property rental of one year is RMB 957,507.10. During renting period, if the policies related to rental are changed, the rental standard increase 10% every year. In addition to this, the lessor cannot change property rental for any reasons.

Article 5 Method of payment

Party B shall pay the rent to Party A on an annual basis and shall pay the rent 15 days in advance of the lease term.

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Article 6. Deadline of delivery of property

Party A shall deliver the property to Party B within five days from the effective date of this contract.

Article 7. Commitment of Party A to the property

Party A guarantees the ownership of the property and provides corresponding certificates. There is no property dispute in the property at the time of the transaction; unless supplementary agreement are made, Party A shall complete the mortgage, mortgage debt, tax and rent issues, etc. before the delivery of the property. If there is any unclear item mentioned above after the transaction, Party A shall bear all responsibilities. If economic losses of Party B are caused, Party A shall be responsible for compensation.

Article 8. Maintenance Responsibility.

The normal property repair cost shall be borne by Party A; and the daily property maintenance cost shall be borne by B. Party B shall bear and be liable for damages and maintenance costs of the property and its connected equipment caused by poor management of Party B. During the lease period, fire safety, three responsibilities outside the door (being responsible for general sanitation, green covering and keeping good social order in a designated area outside the unit building), comprehensive management and safety, security, etc., Party B shall implement the relevant local ministry regulations and be responsible for those works; besides, Party B shall obey supervision and inspection by Party A.

Article 9. Relevant fees during rental period

During the rental period, the following fees shall be paid by Party B or be paid online through the relevant bank account provided by Party A.

1. Property management fee: 2. Water and electricity fee: 3. Network communication fee;

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Article 10. Rental Deposit

From the date of signing this contract, Party B shall pay Party A certain money (equivalent to the amount of one month's rent) as a deposit.

Article 11. Expiration

1. After the lease expires, if Party B requests to continue the lease, Party A shall give priority to Party B to continue the lease;

2. After the lease expires, if Party A does not expressly declare that the lease will not be renewed, it shall be deemed to agree to Party B to continue renting.

Article 12. Liability for breach of contract.

During the lease period, both parties must abide by the contract. Any party who violates the provisions of this contract shall pay the other party three months' rent as liquidated damages.

Article 13. The two parties shall not be liable for the damage or loss caused by the force majeure.

Article 14. The items not completed in this contract shall be separately negotiated by Party A and Party B, and a supplementary agreement shall be signed. In case the supplementary agreement is inconsistent with this contract, the supplementary agreement shall prevail.

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Article 15. The annexes to this contract are an integral part of this contract.

In this contract and its annexes, the text in the blanks and the printed text are of same legal effect. Matters not covered in this contract and its attachments are implemented in accordance with the relevant laws, regulations and policies of the People's Republic of China.

Article 16. Disputes arising from the performance of this contract shall be settled by negotiation between Party A and Party B. When the negotiation fails, Party A or Party B may sue in the people's court.

Article 17. This contract shall come into effect on the date of signature by Party A and Party B, and be made in duplicate. Each party holds one copy, and the two copies are of same legal effect.

Party A(signature):                           Phone number:

Party B:Kaifeng Jufeel Biotechnology Co., Ltd.

Phone number of company:

Signature of company legal representative (or agent):

Phone number:

Date: August 29, 2018

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